As filed with the Securities and Exchange Commission on October 7, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Scholastic Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-3385513
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

557 Broadway, New York, New York	10012
(Address of Principal Executive Offices)	(Zip Code)

SCHOLASTIC CORPORATION EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Andrew S. Hedden, Esq.

Executive Vice President, General Counsel and Secretary

Scholastic Corporation

557 Broadway

New York, New York 10012

(Name and address of agent for service)

(212) 343-6100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered:	Amount to be registered (1):	Proposed maximum offering price per share (2):	Proposed maximum aggregate offering price (2):	Amount of registration fee:
Common Stock ($.01 par value)	500,000 shares	$38.39	$19,195,000	$2,224.70

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Scholastic Corporation Employee Stock Purchase Plan by reason of any stock dividend, stick split, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee, and pursuant to Rule 457(h) under the Securities Act, computed based upon the average of the high and low prices of the Common Stock reported on the NASDAQ-National Market System on October 5, 2016.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Scholastic Corporation is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”), to register 500,000 additional shares of common stock under the Scholastic Corporation Employee Stock Purchase Plan (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statements on Form S-8 (Nos. 333-68181, 333-110301 and 333-159589) previously filed with the SEC on December 1, 1998, November 6, 2003 and May 29, 2009, respectively, are incorporated by reference in this Registration Statement, except that the provisions contained in Parts I and II of such earlier registration statements are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

Not filed as part of this Registration Statement pursuant to the Note to Part 1 of Form S-8. The documents containing the information specified in this Item have been or will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.	Registrant Information and Employee Plan Annual Information

Not filed as part of this Registration Statement pursuant to the Note to Part 1 of Form S-8. The documents containing the information specified in this Item have been or will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents which have heretofore been filed by Scholastic Corporation (the “Company”) (Commission File No. 000-19860) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

a.	The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2016.

b.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ending August 31, 2016.

c.	The Company’s Current Report on Form 8-K filed with the Commission on September 22, 2016.

d.	The description of the Company’s Common Stock, $.01 par value (the “Common Stock”), contained in the Company’s Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

e.	A Form S-8 as filed with the Commission on May 29, 2009, Registration Statement No. 333-159589 providing for the registration of 500,000 additional shares of Common Stock to be issued under the Scholastic Corporation Employee Stock Purchase Plan.

f.	A Form S-8 as filed with the Commission on November 6, 2003, Registration Statement No. 333-110301, providing for the registration of 500,000 additional shares of Common Stock to be issued under the Scholastic Corporation Employee Stock Purchase Plan.

g.	A Form S-8 as filed with the Commission on December 1, 1998, Registration Statement No. 333-68181, providing for the registration of 200,000 shares of Common Stock to be issued under the Scholastic Corporation Employee Stock Purchase Plan.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents; provided, however, that the Company is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall only be deemed to be part of this Registration Statement as so modified or superseded.

Item 4.	Description of Securities

Not applicable

Item 5.	Interests of Named Experts and Counsel

Not applicable

Item 6.	Indemnification of Directors and Officers

Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

Charter and by-laws. Article FIFTH of the Certificate of Incorporation and Article VII of the By-laws of the Company contain provisions for the indemnification of the Company’s directors, officers and employees to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. In addition, as authorized by Section 145 of the Delaware General Corporation Law, Article FIFTH of the Company’s Certificate of Incorporation eliminates the personal liability of its directors to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

Insurance. The Company currently maintains an insurance policy under which the Company and the directors and officers of the Company are insured, within the limits of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which directors and officers of the Company are parties by reason of being or having been such directors or officers.

Item 7.	Exemption from Registration Claimed

Not Applicable

Item 8.	Exhibits

The following is a list of exhibits filed or incorporated by reference as part of this registration statement.

4	Amendment Number Three to the Scholastic Corporation Employee Stock Purchase Plan.

5	Opinion of Baker & McKenzie LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5).

Item 9.	Undertakings

(a)	The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1) (i), (1) (ii) and (1) (iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)             The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 7, 2016.

SCHOLASTIC CORPORATION

By:	/s/ Richard Robinson
Richard Robinson
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Robinson his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Robinson Richard Robinson	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	October 7, 2016

/s/ Maureen O’Connell Maureen O’Connell	Executive Vice President, Chief Administrative Officer and Chief Financial Officer (Principal Accounting Officer)	October 7, 2016

/s/ Kenneth J. Cleary Kenneth J. Cleary	Senior Vice President, Chief Accounting Officer	October 7, 2016

/s/ Andrés A. Alonso	Director	October 7, 2016
Andrés A. Alonso

/s/ James W. Barge	Director	October 7, 2016
James W. Barge

/s/ Marianne Caponnetto	Director	October 7, 2016
Marianne Caponnetto

/s/ John L. Davies	Director	October 7, 2016
John L. Davies

/s/ Andrew S. Hedden	Director	October 7, 2016
Andrew S. Hedden

/s/ Peter Warwick	Director	October 7, 2016
Peter Warwick

/s/ Margaret A. Williams	Director	October 7, 2016
Margaret A. Williams

/s/ David J. Young	Director	October 7, 2016
David J. Young

EXHIBIT INDEX

Exhibit No.	Description

4	Amendment Number Three to the Scholastic Corporation Employee Stock Purchase Plan.

5	Opinion of Baker & McKenzie LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5)